Exhibit 10.3

EXECUTION COPY

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 12, 2020, by and between Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), and Bruce A. Riggins (“Executive”).

WHEREAS, Executive is currently employed by the Company pursuant to an employment agreement dated as of May 8, 2019 between the Company and Executive, as amended August 7, 2019 (the “Employment Agreement”);

WHEREAS, Section 6.2 of the Employment Agreement requires that any modification or amendment of the Employment Agreement be in writing and executed by both the Company and Executive; and

WHEREAS, the Company and Executive now desire to amend the Employment Agreement as more particularly set forth herein, in accordance with Section 6.2 of the Employment Agreement.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby adopt this Amendment, which provides as follows:

1.                  The second paragraph of Section 3.3 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

The LTIP will consist of annual awards (the “LTIP Annual Award”) of restricted stock units (“RSUs”) determined in accordance with this Section 3.3. For each fiscal year beginning with the 2019 fiscal year, Executive will have a target LTIP Annual Award with a value of $500,000 (which will be in the form of RSUs as described below). The target LTIP Annual Award for each year will be a number of RSUs determined by dividing $500,000 by the estimated net asset value per share of a share of the Company’s common stock as of the last day of the fiscal year to which the LTIP Annual Award relates approved by the Board in accordance with the valuation guidelines previously established by the Board and published by the Company in a filing with the SEC (such date of publication, the “Publication Date”). The LTIP Annual Award for each fiscal year will be granted on a date (such date, the “Grant Date”) no later than of the fifth business day following the Publication Date (such day, the “Award Deadline”), subject (except to the extent provided by Section 4.3(e)) to continued employment through the Grant Date, with the actual number of RSUs comprising the LTIP Annual Award for any such fiscal year to be determined by the Board or the Committee in its sole discretion based on the achievement of Company performance goals established by the Board or the Committee after consultation with the CEO (such determination, the “RSU Number Determination”); provided, however, that Executive’s LTIP Annual Award for the 2019 fiscal year will be prorated to reflect Executive’s partial year of service, but will have a value of no less than $350,000. Beginning with the LTIP Annual Award for the 2019 fiscal year and each fiscal year thereafter, (i) fifty percent (50%) of the LTIP Annual Award will consist of RSUs (“Time-Vesting RSUs”) that vest in three (3) equal installments on each of the first three (3) anniversaries of the Grant Date, subject to Executive’s continued employment through each applicable vesting date, and (ii) the remaining fifty percent (50%) of the LTIP Annual Award will consist of RSUs (“Performance-Vesting RSUs”) that vest and become payable based on Company performance over a three (3) year performance period, with the actual number of Performance-Vesting RSUs vesting following the completion of such performance period determined by the Board or the Committee in its sole discretion based on the achievement of Company performance goals established by the Board or the Committee after consultation with the CEO, and (except to the extent provided by Section 4.3(e) or as otherwise provided in the individual award agreements between the Company and Executive pursuant to which such Performance-Vesting RSUs are granted) subject to Executive’s continued employment through the vesting date.”

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2.                  The last sentence of Section 4.3(b) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“In addition, if Executive’s employment is terminated as a result of Executive’s Disability or as a result of Executive’s death, with respect to any outstanding and unvested Equity Awards (x) that are Time-Vesting RSUs and that would have become vested within the one-year period beginning on the date of termination and ending on the one-year anniversary of the termination date if Executive had continued to be employed by the Company during such time, such Time-Vesting RSUs shall immediately vest and shall no longer be subject to forfeiture as of the date of termination, and (y) that are Performance-Vesting RSUs, a pro-rata portion of such Performance-Vesting RSUs, equal to the product of (i) the total number of outstanding and unvested Performance-Vesting RSUs multiplied by (ii) a fraction (not greater than 1), (A) the numerator of which is equal to the sum of (1) the number of days Executive was employed through the date of such termination during the applicable three-year performance period plus (2) 365, and the denominator of which is the total number of days in the applicable performance period, shall remain outstanding and subject to vesting and forfeiture based on actual performance in accordance with terms of the applicable award agreement between the Company and Executive pursuant to which such Performance-Vesting RSUs were granted, without regard to any continued employment or other service requirement.”

3.                  Section 4.3(c)(vi) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“(vi)            any outstanding and unvested Equity Awards shall (x) if they are Time-Vesting RSUs, immediately vest and no longer be subject to forfeiture as of the date of termination, and (y) if they are Performance-Vesting RSUs, remain outstanding and subject to vesting and forfeiture based on actual performance in accordance with terms of the applicable award agreement between the Company and Executive pursuant to which such Performance-Vesting RSUs were granted, without regard to any continued employment or other service requirement.”

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4.                  Section 4.3(d)(v) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

“(v)            any outstanding and unvested Equity Awards shall (x) if they are Time-Vesting RSUs, immediately vest and no longer be subject to forfeiture as of the date of termination, and (y) if they are Performance-Vesting RSUs, remain outstanding and subject to vesting and forfeiture based on actual performance in accordance with terms of the applicable award agreement between the Company and Executive pursuant to which such Performance-Vesting RSUs were granted, without regard to any continued employment or other service requirement.”

5.                  A new Section 4.3(e) shall be added to the Employment Agreement to read as follows:

“4.3(e). Prior Year Annual LTIP Awards.

(i)	If the effective date of a termination pursuant to Section 4.3(b), occurs (A) on or after the date the Board or the Committee determines the actual amount payable in respect of the Annual Bonus for the fiscal year ended immediately prior to the date of termination, and (B) prior to the Award Deadline for such fiscal year, the Board or the Committee will, in its sole discretion but acting in good faith, make the RSU Number Determination as if Executive had not been terminated prior to the Award Deadline, and the Company will, no later than the fifth business day following the Award Deadline, grant to the Executive an award consisting of (x) in respect of the Time-Vesting RSUs portion of the LTIP Annual Award that would have been granted if Executive had not been terminated prior to the Award Deadline, a number of fully vested shares of common stock of the Company that are not subject to forfeiture or any similar restriction equal to one-third (1/3) of the number of Time-Vesting RSUs that would otherwise have been awarded pursuant to Section 3.3 had the date of termination not occurred prior to the Award Deadline, and (y) in respect of the Performance-Vesting RSUs portion of such LTIP Annual Award, a number of RSUs equal to (1/3) of the number of Performance-Vesting RSUs that would otherwise have been awarded pursuant to Section 3.3 had the date of termination not occurred prior to the Award Deadline, with the vesting of such RSUs based on the actual achievement of Company performance goals established by the Board or the Committee as they would have been determined, in the absence of such termination, in accordance with Section 3.3, and without regard to any continued employment or other service requirement. The benefits set forth in this Section 4.3(e) shall be in addition to any payments that would otherwise be payable under Section 4.3(b), including any acceleration of or continuation of vesting of any unvested Equity Awards in respect of LTIP Annual Awards actually granted to the Executive prior to the date of termination (i.e., in respect of fiscal years prior to the fiscal year immediately preceding termination).

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(ii)	If the effective date of a termination pursuant to Section 4.3(c) or (d), occurs (A) on or after the date the Board or the Committee determines the actual amount payable in respect of the Annual Bonus for the fiscal year ended immediately prior to the date of termination, and (B) prior to the Award Deadline for such fiscal year, the Board or the Committee will, in its sole discretion but acting in good faith, make the RSU Number Determination as if Executive had not been terminated prior to the Award Deadline, and the Company will, no later than the fifth business day following the Award Deadline, grant to the Executive an award consisting of (x) in respect of the Time-Vesting RSUs portion of the LTIP Annual Award that would have been granted if Executive had not been terminated prior to the Award Deadline, a number of fully vested shares of common stock of the Company that are not subject to forfeiture or any similar restriction equal to the number of Time-Vesting RSUs that would otherwise have been awarded pursuant to Section 3.3 had the date of termination not occurred prior to the Award Deadline, and (y) in respect of the Performance-Vesting RSUs portion of such LTIP Annual Award, a number of RSUs equal to the number of Performance-Vesting RSUs that would otherwise have been awarded pursuant to Section 3.3 had the date of termination not occurred prior to the Award Deadline, with the vesting of such RSUs based on the actual achievement of Company performance goals established by the Board or the Committee as they would have been determined, in the absence of such termination, in accordance with Section 3.3, and without regard to any continued employment or other service requirement. The benefits set forth in this Section 4.3(e) shall be in addition to any payments that would otherwise be payable under Section 4.3(c) or (d), including without limitation, any acceleration of or continuation of vesting of any unvested Equity Awards in respect of LTIP Annual Awards actually granted to the Executive prior to the date of termination (i.e., in respect of fiscal years prior to the fiscal year immediately preceding termination).”

6.                  Effective as of the date hereof, this Amendment amends and is hereby incorporated in and forms a part of the Employment Agreement, and except as amended hereby, the Employment Agreement is confirmed in all respects and remains in full force and effect. The Employment Agreement and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. This Amendment and the Employment Agreement shall be read and construed mutatis mutandis so as to give full effect to the intention of Sections 1, 2, 3, 4 and 5 hereof. No amendment or modification of this Amendment shall be valid or binding upon the parties unless in writing and signed by the parties hereto.

7.                  The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. The parties agree that this Amendment shall be governed by, interpreted and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law provisions.

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8.                  This Amendment may be executed in one of more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. This Amendment shall be deemed fully executed and delivered when signed by the signatories hereto and delivered via PDF.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Jonathan P. Mehlman
Name:	Jonathan P. Mehlman
Its:	President and Chief Executive Officer

EXECUTIVE

By:	/s/ Bruce A. Riggins
Name:	Bruce A. Riggins